UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009

Six Flags, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-13703	13-3995059
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, 15th Floor New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 652-9403

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 4, 2009, Six Flags, Inc. (the “Company”) issued a press release announcing that it had made financing arrangements for the “put” notices it had received from holders of units in the limited partnerships that own the Six Flags Over Texas and Six Flags Over Georgia parks, including Six Flags White Water Atlanta (the “Partnership Parks”), with an aggregate “put” price of approximately $66 million. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The press release contains forward-looking statements and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Six Flags, Inc. Press Release, dated May 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS, INC.

By:	/s/ James M. Coughlin

Name: James M. Coughlin
Title: General Counsel

Date: May 5, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Six Flags, Inc. Press Release, dated May 4, 2009.